                                                                     EXHIBIT 2.2

                             FIRST AMENDMENT TO
                         BUSINESS PURCHASE AGREEMENT



     THIS FIRST AMENDMENT, effective as of August 1, 1998, is made this 30th day of September 1998, by and between Infact Pty Limited, as trustee of the Infact Unit Trust ("INFACT"), and Tier Technologies (Australia) Pty Limited ("TIER").

     WHEREAS, Infact and Tier are parties to a certain Business Purchase Agreement dated as of August 1, 1998 (the "BUSINESS PURCHASE AGREEMENT"); and

     WHEREAS, Infact and Tier desire to amend the Business Purchase Agreement.

     NOW THEREFORE, for the promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infact and Tier agree as follows:

1.  Amendment of the Business Purchase Agreement.

    1.1.  The Business Purchase Agreement is hereby amended by deleting
          Section 3.6(b) in its entirety and substituting the following in lieu thereof:

            "(b) Release of 29.412% (representing Tony Barker's relative unit holdings in Seller) of the Tier Shares and Escrow Cash in accordance with clause 3.6(a) is subject to Tony Barker, one of the Key Employees, remaining employed by the Buyer in the Continuing Business for a period of eighteen months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract."

    1.2.  The Business Purchase Agreement is hereby amended by deleting
          Section 3.7(b) in its entirety and substituting the following in lieu thereof:

            "(b) Release of 29.412% (representing Tony Barker's relative unit holdings in Seller) of the Tier Shares and Escrow Cash in accordance with clause 3.7(a) is subject to Tony Barker, one of the Key Employees, remaining employed by the Buyer in the Continuing Business for a period of eighteen months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract."

    1.3.  The Business Purchase Agreement is hereby amended by deleting
          Section 3.8(c) in its entirety and substituting the following in lieu thereof:

            "(c) Release of 29.412% (representing Tony Barker's relative unit holdings in Seller) of the Tier Shares and Escrow Cash in accordance with clause 3.8(a) is subject to Tony Barker, one of the Key Employees, remaining employed by the Buyer in the Continuing Business for a period of eighteen months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract."

    1.4.  The Business Purchase Agreement is hereby amended by deleting
          Section 3.9(c) in its entirety and substituting the following in lieu thereof:

            "(c) Release of 29.412% (representing Tony Barker's relative unit holdings in Seller) of the Tier Shares and Escrow Cash in accordance with clause 3.6(a) is subject to Tony Barker, one of the Key Employees, remaining employed by the Buyer in the Continuing Business for a period of eighteen months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract."

2.  Business Purchase Agreement Remains in Effect.

    Except as specifically provided herein, all of the terms and condition of the Business Purchase Agreement shall remain in full force and effect.

3.  Counterparts.

    This First Amendment may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.



                          [signature page follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first written above.



INFACT PTY LIMITED,
as trustee of the Infact Unit Trust:


           /s/ M. Van De Wiel                       /s/  A. S. Barker
   -------------------------------------   -------------------------------------
   Witness                                 Representative

               M. Van De Wiel                            A. S. Barker
   -------------------------------------   -------------------------------------
   Name (please print)                     Name (please print)



TIER TECHNOLOGIES (AUSTRALIA) PTY LIMITED:


          /s/ George K. Ross                     /s/ James L. Bildner
   -------------------------------------   -------------------------------------
   Secretary/Director                      Director

              George K. Ross                         James L. Bildner
   -------------------------------------   -------------------------------------
   Name (please print)                     Name (please print)